Exhibit 10.2

EXECUTION

AMENDMENT NO. 4
TO MASTER REPURCHASE AGREEMENT

Amendment No. 4, dated as of June 1, 2013 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Mortgage Investment Trust Holdings I, LLC (the “Seller”) and PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of March 29, 2012 (as amended by Amendment No. 1, dated as of July 25, 2012, Amendment No. 2, dated as of September 16, 2012 and Amendment No. 3, dated as of October 29, 2012, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of March 29, 2012, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1                               deleting the definitions of “Aged Loan”, “Aged 60 Day Loan”, “Aged 90 Day Loan”, “Aging Limit”, “Exception Mortgage Loan”, “Jumbo Mortgage Loan”, “Maximum Combined Aggregate Purchase Price”, “Mortgage”, “Mortgage Loan”, “Mortgaged Property” and “Termination Date” in their entirety and replacing them with the following:

“Aged Loan” means, other than with respect to Pooled Mortgage Loans, an Aged 60 Day Loan, an Aged 90 Day Loan or an Aged 180 Day Loan.

“Aged 60 Day Loan” means a Mortgage Loan (other than a Jumbo Mortgage Loan) which has been subject to a Transaction hereunder for a period of greater than 30 days but not greater than 60 days.

“Aged 90 Day Loan” means a Mortgage Loan (other than a Jumbo Mortgage Loan) which has been subject to a Transaction hereunder for a period greater than 60 days but not greater than 90 days.

“Aging Limit” means with respect to Aged Loans, other than Jumbo Mortgage Loans, 90 days, and with respect to Aged Loans that are Jumbo Mortgage Loans, 180 days.

“Exception Mortgage Loan” means any Mortgage Loan which is otherwise ineligible for purchase hereunder, or which otherwise becomes ineligible for purchase hereunder and which is approved by Buyer in its sole discretion.  Buyer’s approval of a Mortgage Loan as an Exception Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception Mortgage Loan (an “Exception Notice”) or  (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the Mortgage Loan to become ineligible for purchase hereunder.  The Pricing Rate, Market Value, Purchase Price and Asset Value with respect to Exception Mortgage Loans shall be set in the sole discretion of Buyer.  Buyer may at any time, and in its sole discretion, no longer consider a Mortgage Loan an Exception Mortgage Loan, in which case such Mortgage Loan shall have an Asset Value of zero.

“Jumbo Mortgage Loan” means a Mortgage Loan with an original principal balance in an amount in excess of the then applicable conventional conforming limits, including general limits and high-cost area limits, for Mortgaged Properties securing Mortgage Loans in such county or local area and which is also intended for purchase by Buyer, Buyer’s Affiliates or any other national residential mortgage lender acceptable to Buyer in its sole discretion; provided, however, that Jumbo Mortgage Loans shall not include any Mortgage Loan with an original principal balance in excess of $2,000,000.

“Maximum Combined Aggregate Purchase Price” means SIX HUNDRED MILLION DOLLARS ($600,000,000).

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant’s rights in the cooperative lease relating to such stock.

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Pooled Mortgage Loan, FHA Loan, VA Loan, USDA Loan or Jumbo Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a first lien mortgage; provided, that the related Purchase Date is no more than sixty (60) days following the origination date.

“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

“Termination Date” means the earliest of (a) the Rolling Termination Date; provided that if the Buyer does not deliver a Rolling Termination Notice on or before November 1, 2013, the Termination Date shall be October 31, 2014 or (b) the date of the occurrence of an Event of Default.

1.2                               deleting the definitions of “Buyer’s Margin Amount”, “Buyer’s Margin Percentage”, “Jumbo Prime Mortgage Loan” and “Jumbo Traditional Mortgage Loan” in their entirety.

1.3                               adding the definitions of “Aged 180 Day Loan”, “Asset Value”, “Assignment of Proprietary Lease”, “Co-op”, “Co-op Corporation”, “Co-op Lien Search”, “Co-op Loan”, “Co-op Project”, “Co-op Shares”, “Co-op Unit”, “DE Compare Ratio”, “DE Compare (public) Ratio”, “DE Compare (private) Ratio”, “FHA 203(k) Loan”, “HUD”, “Proprietary Lease”,  “Recognition Agreement”, “Restricted Cash”, “Stock Certificate”, “Stock Power” and “USDA Loan” in their proper alphabetical order:

“Aged 180 Day Loan” means a Jumbo Mortgage Loan which has been subject to a Transaction hereunder for a period greater than 90 days but not greater than 180 days.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.

“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.

“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Lien Search” means a search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Co-op Corporation and (ii) seller of the Co-op Unit, (b) filings Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.

“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.

“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificates.

“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.

“DE Compare Ratio” means either the DE Compare (public) Ratio or the DE Compare (private) Ratio, as applicable.

“DE Compare (public) Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.

“DE Compare (private) Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, including streamline FHA refinancings, as made privately available by HUD to Seller.

“FHA 203(k) Loan” means an FHA Loan that is eligible for FHA’s 203(k) loan program.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.

“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.

“USDA Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by and guaranteed by the United States Department of Agriculture.

SECTION 2.                            Margin Maintenance.  Section 6 of the Existing Repurchase Agreement is hereby amended by deleting subsection a. in its entirety and replacing it with the following:

a.  If at any time the outstanding Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Margin Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

SECTION 3.                            Covenants.  Section 14 of the Existing Repurchase Agreement is hereby amended by deleting subsections bb. and dd. in their entirety and replacing them with the following, respectively:

bb.                               DE Compare Ratio.  With respect to the Underlying Repurchase Counterparty, in the event that either (i) less than or (ii) equal to or greater than, in either case, 500 originations are used in determining the applicable DE Compare Ratio, then the (a) DE Compare (public) Ratio or (b) DE Compare (private) Ratio, as applicable, shall not exceed 150%.

dd.                               Financial Covenants.  Seller, PMIT and Underlying Repurchase Counterparty shall at all times comply with all financial covenants and/or financial ratios set forth below:

(i)                       Adjusted Tangible Net Worth.  (A) Underlying Repurchase Counterparty shall maintain an Adjusted Tangible Net Worth of at least $150,000,000, (B) Seller shall maintain an Adjusted Tangible Net Worth of at least $250,000,000, (C) PMIT shall maintain an Adjusted Tangible Net Worth of at least $860,000,000 and (D) PennyMac Operating Partnership, L.P. shall maintain an Adjusted Tangible Net Worth of at least $700,000,000.

(ii)                    Indebtedness to Adjusted Tangible Net Worth Ratio.  Underlying Repurchase Counterparty’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 10:1.  Seller’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PMIT’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PennyMac Operating Partnership, L.P.’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1.

(iii)                 Maintenance of Profitability.  Seller shall maintain profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.

(iv)                Maintenance of Liquidity.  The Seller, Underlying Repurchase Counterparty, PennyMac Operating Partnership, L.P. and PMIT shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to the Seller, $10,000,000, (ii) with respect to the

Underlying Repurchase Counterparty, $10,000,000, (iii) with respect to the Seller and the Underlying Repurchase Counterparty, $25,000,000 in the aggregate, (iv) with respect to PMIT, $40,000,000 and (v) with respect to PennyMac Operating Partnership, L.P., $40,000,000.

SECTION 4.                            Breach of Non-Specified Representation or Covenant.  Section 15 of the Existing Repurchase Agreement is hereby amended by deleting subsection h in its entirety and replacing it with the following:

h.  Breach of Non-Specified Representation or Covenant.  A breach by Seller or any Guarantor of any other representation, warranty or covenant set forth in this Agreement in any material respect (and not otherwise specified in Sections 15(f) and (g) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

SECTION 5.                            Representations and Warranties.  Schedule 1 of the Existing Repurchase Agreement is hereby amended by:

5.1                               deleting clauses (a), (c), (d), (h), (l), (o) and (mm) in their entirety and replacing them with the clauses on Exhibit A attached hereto.

5.2                               adding the clauses on the attached Exhibit B to the end thereof.

SECTION 6.                            Jumbo Prime Mortgage Loan Guidelines.  Exhibit K of the Existing Repurchase Agreement is hereby amended by deleting such exhibit, and any reference thereto, in its entirety and replacing it with “RESERVED”.

SECTION 7.                            Custodian.  Each reference to “Deutsche Bank Trust Company Americas” in the Existing Repurchase Agreement is hereby amended to be “Deutsche Bank National Trust Company”.

SECTION 8.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors;

(b)                                 Amendment No. 2, dated as of the date hereof to that certain Pricing Side Letter dated March 29, 2012, among the Buyer, the Seller and the Guarantors;

(c)                                  Amendment No. 1 to Repurchase Agreement dated as of March 29, 2012 among PennyMac Corp., Seller and the Servicer.

(d)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9.                            Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 10.                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 11.                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12.                     Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13.                  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 14.                     Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Mortgage Investment Trust Holdings I, LLC, as Seller

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

PennyMac Operating Partnership, L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

Signature Page to Amendment No. 4 to Master Repurchase Agreement